[LETTERHEAD OF KIMBALL, PARR, WADDOUPS, BROWN & GEE]


                                October 21, 1997



The Board of Directors of
  Sento Technical Innovations Corporation
311 North State Street
Orem, Utah 84057

          Re:  Sento Technical Innovations Corporation
               Amendment No. 1 to Registration Statement on Form S-3


Gentlemen:

          As counsel to Sento Technical Innovations Corporation, a Utah corporation (the "Company"), in connection with the resale by certain selling shareholders of the Company (the "Selling Shareholders") of up to 1,000,000 shares (the "Shares") of the Common Stock of the Company and the filing of Amendment No. 1 to Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, for registration of the Shares, the Company has requested our opinion with respect to certain matters set forth herein. A presently indeterminate number (currently estimated by the Company to be not more than 280,000) of the Shares (the "Bond Shares") will be acquired, prior to resale under the Registration Statement, by the holder of the Company's $1,000,000 6% Series A Convertible Bond (the "Bond") upon conversion of the Bond or any portion thereof.

     In connection with the opinions set forth herein, we have examined the originals or certified, conformed or reproduction copies of all such records, agreements, instruments and documents as we have deemed necessary as the basis for the opinion expressed herein. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion hereinafter expressed, we have relied upon certificates of public officials and statements or certificates of officers or representatives of the Company and others.

          Based upon and subject to the foregoing, we are of the opinion that
(a) except for the Bond Shares, the Shares being offered for resale by the Selling Shareholders pursuant to the Registration Statement will, when sold thereunder, be legally issued, fully paid and non-assessable, and that (b) after the holder of the Bond has duly converted the Bond and paid the consideration required for conversion according to the terms thereof, the Bond Shares being offered for resale by such holder pursuant to the Registration Statement will, when sold thereafter under the Registration Statement, be legally issued, fully paid and non-assessable.

          We hereby consent to (i) the reference to our firm under "Legal Matters" in the prospectus which constitutes a part of the Registration Statement and (ii) the filing of this opinion as an exhibit to the Registration Statement.

                              KIMBALL, PARR, WADDOUPS, BROWN & GEE